EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT
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
                                    State of
           Name                                               Incorporation
           ----                                               -------------
First Merchants Bank, National Association........................U.S.

Pendleton Banking Company.......................................Indiana

First United Bank...............................................Indiana

The Union County National Bank of Liberty.........................U.S.

The Randolph County Bank........................................Indiana
